UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2025

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38147	82-1954058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Technology Drive Suite 101
Canonsburg, Pennsylvania 15317
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code:

(724) 416-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CEIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

CONSOL Energy Inc., a Delaware corporation (“CONSOL”), held a special meeting of stockholders (the “Special Meeting”) on January 9, 2025 for CONSOL’s stockholders to vote on the matters described below in connection with the merger of equals transaction contemplated by the Agreement and Plan of Merger, dated as of August 20, 2024 (the “Merger Agreement”), by and among CONSOL, Mountain Range Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of CONSOL (“Merger Sub”), and Arch Resources, Inc., a Delaware corporation (“Arch”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Arch (the “Merger”), with Arch continuing as the surviving corporation in the Merger and a wholly owned subsidiary of CONSOL.

A total of 23,814,270 shares of common stock, par value $0.01 per share, of CONSOL (“CONSOL Common Stock”), out of a total of 29,394,466 shares of CONSOL Common Stock outstanding and entitled to vote as of the close of business on November 26, 2024, the record date for the Special Meeting, were present via the Special Meeting website or represented by proxy, constituting a quorum with respect to a vote on the CONSOL Issuance Proposal (as defined below) and the CONSOL Charter Amendment Proposal (as defined below).

Set forth below is a summary of the final voting results on each matter submitted to a vote of stockholders at the Special Meeting. Each proposal is described in more detail in the definitive joint proxy statement/prospectus filed with the Securities and Exchange Commission on November 26, 2024. The Merger is expected to be completed on January 14, 2025, subject to the satisfaction or waiver of the remaining customary closing conditions. Following the Merger, the combined company will be renamed “Core Natural Resources, Inc.” and will be headquartered in Canonsburg, Pennsylvania, with its common stock expected to trade on the New York Stock Exchange under the ticker symbol “CNR” beginning at the open of trading on January 15, 2025.

Proposal 1: CONSOL Issuance Proposal

CONSOL’s stockholders approved the issuance of shares of CONSOL Common Stock to Arch stockholders in connection with the Merger (the “CONSOL Issuance Proposal”). The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
23,676,814	57,741	79,715	0

Proposal 2: CONSOL Charter Amendment Proposal

CONSOL’s stockholders adopted an amendment to CONSOL’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of CONSOL Common Stock from 62,500,000 shares to 125,000,000 shares (the “CONSOL Charter Amendment Proposal”). The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
23,653,890	76,672	83,708	0

CONSOL’s stockholders did not vote on the proposal to approve the adjournment of the Special Meeting because such adjournment was not necessary.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this communication are “forward-looking statements” within the meaning of the federal securities laws. With the exception of historical matters, the matters discussed in this press release are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended) that involve risks and uncertainties that could cause actual results to differ materially from results projected in or implied by such forward-looking statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include the expected timing and likelihood of completion of the Merger and the change of CONSOL’s name and trading symbol. When we use the words “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “target,” “will,” “would,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Specific risks, contingencies and uncertainties are discussed in more detail in our filings with the Securities and Exchange Commission. The forward-looking statements in this communication speak only as of the date of this communication and CONSOL disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Miteshkumar B. Thakkar
Miteshkumar B. Thakkar
Chief Financial Officer and President

Dated: January 10, 2025